UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2005

GLOBAL INNOVATIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

2114 Nanton Avenue, Vancouver , British Columbia V6L 3C7 Canada
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.737.6030

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As used in this current report, the terms “we”, “us” and “our” refer to Global Innovative Systems, Inc.

On January 7, 2005, we entered into a Share Exchange Agreement among our company, Tech Team Holdings Limited, a company incorporated under the laws of the Territory of the Cayman Islands, Bondy Tan and the shareholders of Tech Team as set out in the share exchange agreement. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the 354,798,533 issued and outstanding ordinary shares of Tech Team, in exchange for the issuance by our company of 13,000,000 shares of our common stock to the shareholders of Tech Team on the basis of one share of our company for every 27.29219 ordinary shares of Tech Team.

Conditions Precedent to the Closing of the Share Exchange Agreement

The closing of the share exchange agreement is subject to the satisfaction of conditions precedent to closing as set forth in the share exchange agreement including the following:

1.	our company and Tech Team will have received duly executed copies of all third-party consents and approvals contemplated by the share exchange agreement;

2.	no material adverse effect will have occurred with the business or assets of our company or Tech Team since the date of the share exchange agreement;

3.	no suit, action or proceeding will be pending or threatened which would (i) prevent the consummation of any of the transactions contemplated by the share exchange agreement, or (ii) cause the transaction to be rescinded following consummation;

4.	our company will have no more than 6,033,096 shares (post split shares after effecting a four for one forward stock split) issued and outstanding on the closing date of the share exchange agreement;

5.	our company and Tech Team will be reasonably satisfied with the respective due diligence investigation of each other;

6.	our company and Tech Team and the respective accountants of each will be reasonably satisfied with the respective due diligence investigation of the audited financial statements of each other; and

7.	Tech Team will have received a signed director’s resolution of our company appointing Bondy Tan, Richard Wong, Charles Ming, Charles Cheung and Carrie Cheng to our company’s board of directors, which appointments will be effective at least ten days after the filing of an Information Statement on Form 14F-1 filed on December 27, 2004.

Stock Split

As a condition to the closing of the acquisition of Tech Team, we agreed to complete a four for one split of our common stock. On December 23, 2004, we effected a four for one forward stock split with the Secretary of State of Nevada. The Certificate of Change effecting the four for one forward stock split was filed with the Secretary of State of Nevada on December 23, 2004 and took effect with the Non-NASDAQ Over-the-Counter Bulletin Board at the opening for trading on January 3, 2005 under the new stock symbol “GBSY”. The stock split was reported in a current report on Form 8-K filed by our company on January 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS, INC.

/s/ William McGinty
William McGinty, President

Date: January 12, 2005